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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                     UBS AG
             (Exact Name of Registrant as Specified in Its Charter)

              Switzerland                                98-0186363
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

     Bahnhofstrasse 45, Zurich and
        Acschenvorstadt 1, Basel
(Address or Principal Executive Offices)                 (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: /X/

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: / /

Securities Act registration statement file number to which this form relates:

                                                                    333-46930
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                 Title of Each Class              Name of Each Exchange on Which
                 To be so Registered              Each Class is to be Registered
                 -------------------              ------------------------------
          BULS due [ ], 20[ ] (linked to the         American Stock Exchange
          level of the S&P 500 Index)


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)
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INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus under "Description of Notes We May Offer" and in the form of Prospectus Supplement, both filed with the Commission on [ ], 2001 under Rule 424(b), pursuant to an effective Registration Statement on Form F-3 (File No. 333-46930) filed with the Commission on May 15, 2001, under the Securities Act of 1933, as amended (the "F-3 Registration Statement"), as Post-Effective Amendment No. 3 to the Company's Registration Statement on Form F-1 filed with the Commission on September 29, 2000, as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on March 23, 2001 and Post-Effective Amendment No. 2 thereto filed with the Commission on March 29, 2001.


ITEM 2. EXHIBITS.

         1. Form of Indenture between the Company and U.S. Bank Trust National Association, as Trustee (included as Exhibit 4.1 to the F-1 Registration Statement)

         2.       Form of BULS due [ ], 20[ ] (linked to the level of the S&P
                  500 Index)
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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             UBS AG
                                               (Registrant)


Date:  October 1, 2001                       By:  /s/ Robert C. Dinerstein
                                                  ------------------------
                                                      Robert C. Dinerstein
                                                      Managing Director




                                             By:  /s/ Robert B. Mills
                                                  ------------------------
                                                      Robert B. Mills
                                                      Managing Director